                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE - FEBRUARY 4, 2002



                     NS GROUP ANNOUNCES CONFERENCE CALL AND
               SIMULTANEOUS WEB CAST FOR FRIDAY, FEBRUARY 8, 2002

NEWPORT, Ky.--(BUSINESS WIRE)--February 4, 2002 -- NS Group, Inc. announced today that the company will be hosting a conference call and simultaneous web cast to review the December quarter and year-end 2001 results on Friday, February 8, 2002 at 10:00 a.m. Eastern Time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com. Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call, web cast and replay information are available on the Home Page and under the Investor Relations section of the company's web site, www.nsgrouponline.com.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The company manufactures and markets seamless and welded tubular steel products used in the drilling, exploration and transmission of oil and natural gas. NS Group is traded on the NYSE under the symbol NSS. For more information about NS Group log on to www.nsgrouponline.com.

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CONTACT:      LINDA A. PLEIMAN
              DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
              (859) 292-6809
              www.nsgrouponline.com